EXHIBIT 3.1

Certificate of Formation
For-profit Corporation

.Form 201 (Revised 1/06)

Return in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512463-5555 FAX: 512/463-5709 Filing Fee; $300

Article 1 - Entity Name and Type

The filing entity being formed is a for-profit corporation. The name of the entity is: Blast Energy Services, Inc.

Article 2 - Registered Agent and Registered Office
(Select and complete either A or B and complete C)
[X] A. The initial registered agent is an organization (cannot be entity named above) by the name of:  Corporation Service Company - DBA CSC - Lawyers Inco
OR

[   ]  B. The initial registered agent is an individual resident of the state whose name is set forth below:

C. The business address of the registered agent and the registered office address is:

701 Brazos, Suite 1050; Austin, TX 78701

Article 3 - Directors
(A minimum of 1 director is required.)

The number of directors constituting the initial board of directors and the names and addresses of the person or persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualified are as follows:

Director 1
See Article VII of attached "Certificate of Formation (Continued)"
First Name	M.I.	Last Name	Suffix

Street or Mailing Address	City	State	Zip Code	Country

Article 4 - Authorized Shares

The total number of shares the corporation is authorized to issue is:

200,000,000; also see Article VI of attached Certificate of Formation (Continued)" for further disclosures

or     [ X] A. The par value of each of the authorized shares is:      $0.001

[   ]  B. The shares shall have no par value.

If the shares are to be divided into classes, you must set forth the designation of each class, the number of shares of each class, the par value (or statement of no par value), and the preferences, limitations, and relative rights of each class in the space provided for supplemental information on this form.

Article 5 - Purpose

The purpose for which the corporation is formed is for the transaction of any and all lawful business for which a for-profit corporation may be organized under the Texas Business Organizations Code.

Supplemental Provisions/ Information

See attached "Certificate of Formation of Blast Energy Services, Inc. (Continued)"

Organizer

The name and address of the organizer: John MacDonald
14550 Torrey Chase Blvd, Suite 330
Houston TX 77014

Effectiveness Of Filing

A.          [X]This document becomes effective when the document is filed by the secretary of state.

B.    [   ] This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:

C.     [   ] This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is:

The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Date: February 27, 2008

Signature of organizer

/s/ John MacDonald
John MacDonald

CERTIFICATE OF FORMATION

OF

BLAST ENERGY SERVICES, INC.
(Continued)

ARTICLE VI.

The total number of shares of stock that the Corporation shall have authority to issue is 200,000,000, consisting of 180,000,000 shares of common stock, par value $0.001 per share (“Common Stock”), and 20,000,000 shares of preferred stock par value $0.001 per share (“Preferred Stock”).

The Corporation is hereby prohibited from issuing any non-voting Common Stock or Preferred Stock.

Shares of Preferred Stock of the Corporation may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by the Board of Directors of the Corporation (“Board of Directors”) prior to the issuance of any shares thereof.  Preferred Stock shall have such voting powers, full or limited, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof.  The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of the capital stock of the corporation entitled to vote generally in the election of the directors (the “Voting Stock”), voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

ARTICLE VII.

The governing Board of the Corporation shall be styled as a “Board of Directors,” and any member of said Board shall be styled as a “director.”

The number of members constituting the first Board of Directors of the Corporation is two (2); and the name and the post office address of said members is as follows:

Name	Address
JOHN R. BLOCK	14550 TORREY CHASE BLVD, SUITE 330 HOUSTON, TEXAS 77014
ROGER P. (PAT) HERBERT	14550 TORREY CHASE BLVD, SUITE 330 HOUSTON, TEXAS 77014
JOSEPH J. PENBERA, PH.D.	14550 TORREY CHASE BLVD, SUITE 330 HOUSTON, TEXAS 77014
JEFFREY R. PENDERGRAFT	14550 TORREY CHASE BLVD, SUITE 330 HOUSTON, TEXAS 77014

The number of directors of the Corporation may be increased or decreased in the manner provided in the Bylaws of the Corporation; provided, that the number of directors shall never be less than one.  In the interim between elections of directors by stockholders entitled to vote, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors by the stockholders entitled to vote which are not filled by said stockholders, may be filled by the remaining directors, though less than a quorum.

ARTICLE VIII.

No fully paid shares of any class of stock of the Corporation shall be subject to any further call or assessment in any manner or for any cause.  The good faith determination of the Board of Directors of the Corporation shall be final as to the value received in consideration of the issuance of fully paid shares.

ARTICLE IX.

The Corporation shall have perpetual existence.

ARTICLE X.

The holders of a majority of the outstanding shares of stock which have voting power shall constitute a quorum at a meeting of stockholders for the transaction of any business unless the action to be taken at the meeting shall require a greater proportion.

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to fix the amount to be reserved as working capital over and above its paid-in capital stock, and to authorize and cause to be executed, mortgages and liens upon the real and personal property of the Corporation.

ARTICLE XI.

The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the Texas Business Organizations Code, as the same may be amended and supplemented.

ARTICLE XII.

The Corporation shall, to the fullest extent permitted by the Texas Business Organizations Code, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

ARTICLE XIII.

The Corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE XIV.

Stockholders of the Corporation shall not have cumulative voting rights nor preemptive rights.

ARTICLE XV.

The Stockholders of the Corporation may take action without holding a meeting, providing notice, or taking a vote if stockholders having at least the minimum number of votes that would be necessary to take the action that is the subject of the consent at a meeting, in which each stockholder entitled to vote on the action is present and votes, signs a written consent or consents stating the action taken.  A written consent or consents must include the date each owner or member signed the consent and is effective to take the action that is the subject of the consent only if the consent or consents are delivered to the Corporation not later than the 60th day after the date the earliest dated consent is delivered to the Corporation.  The Corporation shall promptly notify each stockholder who did not sign a consent of the action that is the subject of the consent.

Signed this 27th day of February 2008.

BLAST ENERGY SERVICES, INC.

By:_/s/John MacDonald___________
John MacDonald, Incorporator